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Exhibit 10.15

                    NON-EXCLUSIVE SOFTWARE LICENSE AGREEMENT

         This Software License Agreement ("Agreement") is entered as of, December 30, 1998 ("Effective Date"), by and between QuadraMed Corporation., a Delaware corporation, with its principal place of business at 1003 West Cutting Boulevard, 2nd Floor, Richmond, California 94804 (hereafter "QuadraMed"), and VantageMed Corporation, with its principal place of business at 3017 Kilgore Road, Suite 180, Rancho Cordova, CA 95670 (hereafter "Licensee").

         The parties agree as follows:

         1.       LICENSE GRANT

         a. Subject to the terms of this Agreement, QuadraMed grants to Licensee, and only Licensee, under all intellectual property rights of QuadraMed applicable to QuadraMed's existing software modules described in Exhibit A in source code form and Exhibit B in object code only (collectively the "Licensed Software"), a worldwide, non-exclusive, non-transferable, non-sublicensable (except as expressly authorized below), fully paid-up, irrevocable, royalty free license solely to:

                  (i)      incorporate the Licensed Software into Licensee
Products;

                  (ii) reproduce and distribute (subject to Section 1.b) the Licensed Software, but only in object code form, and only as integrally incorporated by Licensee into or with Licensee Products; and

                  (iii) make modifications, enhancements and improvements to the Licensed Software listed in Exhibit A.

"Licensee Product" shall mean any Licensee products that include or incorporate any portion of the Licensed Software.

         b. Upon the signing of this Agreement, QuadraMed will promptly deliver to Licensee two (2) copies of the Licensed Software listed in Exhibit A in source and object code forms and two (2) copies of the Licensed Software listed in Exhibit B in object code form only.

         c. The Licensee Product shall be sub-licensed only pursuant to end-user license agreements in the name of Licensee that are as protective as those used by Licensee for its own products and, that at a minimum (and for QuadraMed's benefit), (i) provide that the Licensed Software (and any copy) is licensed (and not sold) and that reverse engineering (by disassembly, decompilation or otherwise) is prohibited and (ii) effectively disclaim all warranties and exclude incidental and consequential damages with respect to QuadraMed. QuadraMed shall have the right, at its own expense, to inspect the relevant books and records of Licensee to insure compliance with this Agreement.

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         d.       QuadraMed will defend and indemnify Licensee against a claim that the software furnished and used within the scope of this Agreement infringe a United States copyright or patent provided that: (a) Licensee notifies QuadraMed in writing within 30 days of the claim; (b) QuadraMed has sole control of the defense and all related settlement negotiations; and (c) Licensee provides QuadraMed with the assistance, information and authority necessary to perform QuadraMed's obligations under this section. Reasonable out-of-pocket expenses actually incurred by Licensee in providing such assistance will be reimbursed by QuadraMed.

QuadraMed shall have no liability for any claim of infringement based on; (a) use of a superseded or altered release of Products if the infringement would have been avoided by the use of a current unaltered release of the Products that QuadraMed provides to Licensee; or (b) the combination, operation or use of any Products furnished under this Agreement with software, hardware or other materials not furnished by QuadraMed if such infringement would have been avoided by the use of the Products without such software, hardware or other materials.

In the event the Products are legally held or are believed by QuadraMed to infringe, QuadraMed shall have the option, at its expense, to (a) modify the Products to be non-infringing, (b) obtain for Licensee a license to continue using the Products; or (c) terminate the license for the infringing Products and refund the license fees paid for those Products prorated over a five year term, QuadraMed's or QuadraMed's licensor's entire liability and Licensee's exclusive remedy for infringement or any intellectual property warranty.

         e. Licensee will defend and indemnify QuadraMed against a claim that any Licensee product infringes a United States copyright or patent provided that: (a)QuadraMed notifies Licensee in writing within 30 days of the claim; (b) Licensee has sole control of the defense and all related settlement negotiations; and (c) QuadraMed provides Licensee with the assistance, information and authority necessary to perform Licensees obligations under this section. Reasonable out-of-pocket expenses actually incurred by Quadramed in providing such assistance will be reimbursed by Licensee.

         f. The foregoing license does not allow any sublicense, distribution or disclosure to any third party of source code or source documentation in any circumstance or manner and Licensee agrees that it will not engage in any such sublicensing, disclosure or distribution.

         g. As between the parties, QuadraMed retains all title to, and, except as unambiguously licensed herein, all rights to the Licensed Software (in source code and object code form) and any intellectual property rights thereto and all copies thereof (by whomever produced) and all related documentation and materials.

         2. UP-FRONT PAYMENT. As consideration for this Agreement, VantageMed shall pay an up-front fee of $(U.S.) 1,500,000 to QuadraMed upon the execution of this Agreement for the software products listed in Exhibit A and B.

         3. GRANT BACK. VantageMed agrees to negotiate, in good faith, reasonable terms and condition for the grant to QuadraMed of the non-exclusive right to use, reproduce,

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modify, sublicense and/or distribute any modifications or improvements made to the Licensed software by or for VantageMed, which modification or improvement is made commercially available for licensing as a stand-alone item or as incorporated in another product. In any event, VantageMed agrees to license such modification or improvement to QuadraMed on terms and conditions which, taken as a whole, are at least as favorable to QuadraMed as the most favorable terms and conditions that VantageMed has or may grant from time to time to any third party with respect to the modification or improvement. In determining whether the terms and conditions offered to QuadraMed are at least as favorable as those granted to a third party, (i) all terms and conditions will be considered as a whole and (ii) only the value and consideration attributable to the modification or improvement will be taken into account.

         4. COPYRIGHT NOTICES. Licensee agrees to include QuadraMed's copyright notice which appears on or in the Licensed Software on any documentation or screen display associated with any Licensee Product that includes or is derived from the Licensed Software to any extent. Other than to comply with the foregoing, no right or license with respect to any QuadraMed trademark, trade name or other designation is granted under this Agreement.

         5. PROHIBITION AGAINST ASSIGNMENT. Licensee may not assign or transfer, in whole or in part, this Agreement or its rights and obligations hereunder without the prior written consent of QuadraMed which will not be unreasonably withheld. QuadraMed may freely assign or transfer, in whole or in part, this Agreement and its rights and obligations hereunder.

         6.       TERM AND TERMINATION.

         a. This Agreement shall remain in effect unless otherwise terminated in accordance with the provisions contained in Section 6.b.

         b. This Agreement may be terminated by a party for cause immediately upon the occurrence of any of the following events:

                  (i) if the other materially breaches any material provision of this Agreement and fails to fully cure such breach within thirty
(30) days of written notice describing the breach; or

         c. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available. The indemnity in Section 1 (c), Sections 1 (d), 1 (e), 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13 and, except as otherwise expressly provided herein, any right of action for breach of this Agreement prior to termination shall survive any termination of this Agreement. The license to Licensee will cease upon termination; provided, however, that end user sublicenses granted pursuant to this Agreement shall not be revoked by the termination of this Agreement.

         7. NOTICES AND REQUESTS. All notices, consents, authorizations, and requests in connection with this Agreement shall be deemed received if personally delivered, delivered by confirmed telecopy or mailed by certified or registered mail, return receipt requested, to either party at its address set forth above or such other address as such party may provide by notice

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pursuant to this Section.

         8. CONTROLLING LAW; ATTORNEYS FEES. This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof. Unless otherwise elected by QuadraMed in writing for the particular instance (which QuadraMed may do at its option), the sole jurisdiction and venue for actions related to the subject matter hereof shall be the California state and U.S. federal courts having within their jurisdiction the location of QuadraMed's principal place of business. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California or federal law. If either QuadraMed or Licensee employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

         9. CONFIDENTIALITY. Licensee agrees that all source code, inventions, algorithms, know-how and ideas it obtains from the other and all other business, technical and financial information it obtains from QuadraMed are the confidential property of QuadraMed if identified as such at or before the time of disclosure ("Proprietary Information"). Except as expressly and unambiguously allowed herein, Licensee will hold in confidence and not use or disclose any Proprietary Information and shall similarly bind its employees and contractors in writing.

         10.      WARRANTY DISCLAIMER.

                  THE LICENSED SOFTWARE IS PROVIDED "AS IS"; QUADRAMED MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE LICENSED SOFTWARE OR ANY DERIVATIVES THEREOF OR ANY SERVICES OR LICENSES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMINT.

         11.      LIMITED LIABILITY

                  NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, QUADRAMED WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO QUADRAMED HEREOF OR (II) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES AND LOSS OF PROFITS OR FOR LOSS OR INACCURACY OF DATA OR
(III) FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

         12. ASSIGNMENT. In the event that Licensee assigns the source code granted

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under this Agreement whether by operation of law or otherwise, including, but not limited to, assignment by merger, consolidation, sale of more than fifty percent (50%) of its stock or all or substantially all of its assets, in a single transaction or in a series of related transactions, to an entity that operates in a business that competes with QuadraMed such assignment shall not be effective unless Licensee first pays to QuadraMed an "Assignment Fee" in the amount of $ 500,000.

         13.      GENERAL.

                  a. Upon execution by both parties, this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Licensee and QuadraMed by their respective duly authorized representatives. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

                  b. Licensee agrees to comply with the U.S. Foreign Corrupt Practices Act (regarding among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of the Licensed Software or any copy or direct product thereof in violation of any such restrictions, laws or regulations, or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No. 1 to
Part 740, or, in violation of the embargo provisions in Part 746, of the U.S. Export Administration Regulations (or any successor regulations or supplement), except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above. All signed copies of this Agreement shall be deemed originals.



                                         QUADRAMED CORPORATION

                                         By:

                                         Name: /s/ Bernie J. Murphy
                                              -----------------------------

                                         Title: VP of Finance
                                               ----------------------------

                                         Date: 12/31/98
                                               ----------------------------


                                         VantageMed Corporation



                                         By  /s/ Joel Harris
                                             ------------------------------

                                         Name: Joel Harris
                                              -----------------------------

                                         Title: President & CEO
                                               ----------------------------

                                         Date: 12/30/98
                                               ----------------------------

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                                    EXHIBIT A

                                LICENSED SOFTWARE

              SOFTWARE

Claimstar EDI

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                                    EXHIBIT B

                                LICENSED SOFTWARE

             SOFTWARE

QuadraMed ERA

QuadraMed Eligibility

QuadraMed MSB


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